Exhibit 99.1

EVERCORE REPORTS SECOND QUARTER 2014 RESULTS;

QUARTERLY DIVIDEND OF $0.25 PER SHARE

Highlights

•	Second Quarter Financial Summary

•	U.S. GAAP Net Revenues of $217.7 million, up 5% and 46% compared to Q2 2013 and Q1 2014, respectively

•	U.S. GAAP Net Income from Continuing Operations of $29.7 million, up 35% and 122% compared to Q2 2013 and Q1 2014, respectively, or $0.58 per share, up 32% and 132% compared to Q2 2013 and Q1 2014, respectively

•	Record Adjusted Pro Forma Net Revenues of $217.3 million, up 5% and 46% compared to Q2 2013 and Q1 2014, respectively

•	Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $30.7 million, up 4% and 109% compared to Q2 2013 and Q1 2014, respectively, or $0.66 per share, up 2% and 113% compared to Q2 2013 and Q1 2014, respectively

•	Year-to-Date Financial Summary

•	Record U.S. GAAP Net Revenues of $366.8 million, up 2% compared to the same period in 2013

•	U.S. GAAP Net Income from Continuing Operations of $43.1 million, up 37% compared to the same period in 2013, or $0.83 per share, up 36% compared to the same period in 2013

•	Record Adjusted Pro Forma Net Revenues of $366.2 million, up 2% compared to the same period in 2013

•	Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $45.4 million, down 2% compared to the same period in 2013, or $0.97 per share, down 4% compared to the same period in 2013

•	Investment Banking

•	In 2014, we continue to advise on many of the largest and most complex transactions:

•	The largest European transaction: advising Shire on its $55 billion sale to AbbVie

•	The largest defense assignment: advised AstraZeneca relating to Pfizer’s $124 billion unsolicited offer

•	The largest U.S. restructuring transaction: advising Energy Future Holdings on its restructuring affecting over $40 billion of debt

•	The largest North American real estate follow-on offering: advisor and joint bookrunner on Fibra Uno’s $2.5 billion equity offering

•	Advising tw telecom on its $7.3 billion sale to Level 3 Communications

•	Advising Dr. B. R. Shetty on the acquisition of Travelex

•	Expect to recruit five to six Senior Managing Directors for the year, enhancing our capabilities in the Technology, Media, and Healthcare sectors and extending our Debt Advisory team globally

•	Investment Management

•	Assets Under Management in consolidated businesses were $14.6 billion

•	Returned $113.2 million of capital to shareholders for the first six months, including dividends and repurchases of 1,722,000 shares. Declared quarterly dividend of $0.25 per share

NEW YORK, July 23, 2014 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $217.7 million for the quarter ended June 30, 2014, compared to $206.8 million and $149.1 million for the quarters ended June 30, 2013 and March 31, 2014, respectively. U.S. GAAP Net Revenues were $366.8 million for the six months ended June 30, 2014, compared to $359.4 million for the six months ended June 30, 2013. U.S. GAAP Net Income from Continuing Operations for the second quarter was $29.7 million, or $0.58 per share, compared to $22.1 million, or $0.44 per share, a year ago and $13.4 million, or $0.25 per share, last quarter. U.S. GAAP Net Income from Continuing Operations was $43.1 million, or $0.83 per share, for the six months ended June 30, 2014, compared to $31.3 million, or $0.61 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were a record $217.3 million for the quarter ended June 30, 2014, compared with $206.1 million and $149.0 million for the quarters ended June 30, 2013 and March 31, 2014, respectively. Adjusted Pro Forma Net Revenues were a record $366.2 million for the six months ended June 30, 2014, compared with $359.0 million for the six months ended June 30, 2013. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $30.7 million, or $0.66 per share, for the second quarter, compared to $29.6 million, or $0.65 per share, a year ago and $14.7 million, or $0.31 per share, last quarter. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $45.4 million, or $0.97 per share, for the six months ended June 30, 2014, compared to $46.3 million, or $1.01 per share, for the same period last year.

The U.S. GAAP trailing twelve-month compensation ratio of 61.2% compares to 64.5% for the same period in 2013 and 62.4% for the twelve months ended March 31, 2014. The U.S. GAAP compensation ratio for the three months ended June 30, 2014, June 30, 2013 and March 31, 2014 was 59.4%, 63.5% and 61.3%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 58.9%, compared to 59.0% for the same period in 2013 and 59.1% for the twelve months ended March 31, 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 58.3%, compared to 58.9% and 59.2% for the quarters ended June 30, 2013 and March 31, 2014, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are pleased with our results for the second quarter, as we generated record revenues with a balanced contribution from both our Investment Banking and Investment Management businesses. We continue to realize success in the Advisory marketplace, advising on leading M&A, restructuring, private capital raising and capital markets transactions, as revenues in our Investment Banking business were the second highest in our history. Our Investment Management business continued to grow assets under management, reporting its third highest revenue quarter in our history,” said Ralph Schlosstein, President and Chief Executive Officer. “We continue to invest in our business by adding world-class talent, allowing us to sustain our growth in revenues, earnings and market share, while balancing the cost of these investments on our short and intermediate term operating results. And we continued, in the first six months of

2014, to return our earnings to our shareholders, paying out $20.2 million in dividends and repurchasing 1,722,000 shares, substantially fulfilling in the first six months our commitment to offset the dilution of bonus equity awarded earlier this year.”

“Evercore’s basic strengths were evident in the second quarter,” said Roger Altman, Executive Chairman. “Our brand, our consistently growing talent pool, our globalization and the momentum of certain of our newer businesses were all manifest. And one of our hallmarks, steady recruiting, is on target. We again expect to add five or six new Senior Managing Directors on the Advisory side in 2014.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues	$217,696	$149,113	$206,797	46%	5%	$366,809	$359,428	2%
Operating Income	$43,035	$20,714	$38,181	108%	13%	$63,749	$54,431	17%
Net Income from Continuing Operations	$29,686	$13,392	$22,066	122%	35%	$43,078	$31,337	37%
Diluted Earnings Per Share from Continuing Operations	$0.58	$0.25	$0.44	132%	32%	$0.83	$0.61	36%
Compensation Ratio	59.4%	61.3%	63.5%			60.2%	64.9%
Operating Margin	19.8%	13.9%	18.5%			17.4%	15.1%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues	$217,282	$148,958	$206,112	46%	5%	$366,240	$359,047	2%
Operating Income	$51,429	$26,388	$51,267	95%	—%	$77,817	$80,940	(4%)
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$30,723	$14,726	$29,573	109%	4%	$45,449	$46,278	(2%)
Diluted Earnings Per Share from Continuing Operations	$0.66	$0.31	$0.65	113%	2%	$0.97	$1.01	(4%)
Compensation Ratio	58.3%	59.2%	58.9%			58.7%	59.3%
Operating Margin	23.7%	17.7%	24.9%			21.2%	22.5%

The U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Pan-Asset Capital Management (“Pan”), whose operations were discontinued during the fourth quarter of 2013. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$192,251	$128,504	$183,454	50%	5%	$320,755	$314,837	2%
Other Revenue, net	(928)	(653)	(849)	(42%)	(9%)	(1,581)	(636)	(149%)

Net Revenues	191,323	127,851	182,605	50%	5%	319,174	314,201	2%

Expenses:
Employee Compensation and Benefits	114,622	78,757	117,451	46%	(2%)	193,379	205,320	(6%)
Non-compensation Costs	38,366	29,989	30,394	28%	26%	68,355	57,446	19%

Total Expenses	152,988	108,746	147,845	41%	3%	261,734	262,766	—%

Operating Income	$38,335	$19,105	$34,760	101%	10%	$57,440	$51,435	12%

Compensation Ratio	59.9%	61.6%	64.3%			60.6%	65.3%
Operating Margin	20.0%	14.9%	19.0%			18.0%	16.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$188,587	$125,667	$180,033	50%	5%	$314,254	$309,114	2%
Other Revenue, net	177	532	246	(67%)	(28%)	709	1,547	(54%)

Net Revenues	188,764	126,199	180,279	50%	5%	314,963	310,661	1%

Expenses:
Employee Compensation and Benefits	112,057	75,543	107,995	48%	4%	187,600	186,009	1%
Non-compensation Costs	32,217	27,462	26,683	17%	21%	59,679	51,263	16%

Total Expenses	144,274	103,005	134,678	40%	7%	247,279	237,272	4%

Operating Income	$44,490	$23,194	$45,601	92%	(2%)	$67,684	$73,389	(8%)

Compensation Ratio	59.4%	59.9%	59.9%			59.6%	59.9%
Operating Margin	23.6%	18.4%	25.3%			21.5%	23.6%

For the second quarter, Evercore’s Investment Banking segment reported Net Revenues of $188.8 million, which represents an increase of 5% year-over-year and 50% sequentially. Operating Income of $44.5 million decreased 2% from the second quarter of last year and increased 92% sequentially. Operating Margins were 23.6% in comparison to 25.3% for the second quarter of last year and 18.4% for the first quarter of 2014. For the six months ended June 30, 2014, Investment Banking reported Net Revenues of $315.0 million, an increase of 1% from last year. Year-to-date Operating Income was $67.7 million compared to $73.4 million last year. Year-to-date Operating Margins were 21.5%, compared to 23.6% last year.

Revenues

During the quarter, Investment Banking earned advisory fees from 150 clients (vs. 157 in Q2 2013 and 116 in Q1 2014) and fees in excess of $1 million from 40 transactions (vs. 38 in Q2 2013 and 32 in Q1 2014). For the first six months of the year, Investment Banking earned advisory fees from 215 clients (vs. 214 last year) and fees in excess of $1 million from 72 transactions (vs. 64 last year).

The Institutional Equities business contributed revenues of $11.4 million in the quarter, up 15% and 16%, respectively, in comparison to the first quarter of 2014 and the second quarter of 2013, principally reflecting an increase in underwriting results.

Expenses

Compensation costs were $112.1 million for the second quarter, an increase of 4% year-over-year and 48% sequentially. The trailing twelve-month compensation ratio was 60.2%, up from 59.2% a year ago and down from 60.4% the previous quarter. Evercore’s Investment Banking compensation ratio was 59.4% for the second quarter, down versus the compensation ratio reported for the three months ended June 30, 2013 and March 31, 2014 of 59.9%. Year to-date compensation costs were $187.6 million, an increase of 1% from the prior year.

Non-compensation costs for the current quarter were $32.2 million, up 21% from the same period last year and 17% sequentially. The increase in costs versus the prior year reflects the addition of personnel within the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees associated with a limited number of investment bankers serving under consulting contracts. The ratio of non-compensation costs to net revenue for the current quarter was 17.1%, compared to 14.8% in the same quarter last year and 21.8% in the previous quarter. Year-to-date non-compensation costs were $59.7 million, up 16% from the prior year. The ratio of non-compensation costs to revenue for the six months ended June 30, 2014 was 18.9%, compared to 16.5% last year.

Expenses in the Institutional Equities business were $12.7 million for the second quarter, an increase of 13% from the previous quarter.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,801	$21,915	$25,089	22%	7%	$48,716	$46,526	5%
Other Revenue, net	(428)	(653)	(897)	34%	52%	(1,081)	(1,299)	17%

Net Revenues	26,373	21,262	24,192	24%	9%	47,635	45,227	5%

Expenses:
Employee Compensation and Benefits	14,724	12,635	13,926	17%	6%	27,359	28,066	(3%)
Non-compensation Costs	6,949	7,018	6,845	(1%)	2%	13,967	14,165	(1%)

Total Expenses	21,673	19,653	20,771	10%	4%	41,326	42,231	(2%)

Operating Income	$4,700	$1,609	$3,421	192%	37%	$6,309	$2,996	111%

Compensation Ratio	55.8%	59.4%	57.6%			57.4%	62.1%
Operating Margin	17.8%	7.6%	14.1%			13.2%	6.6%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$28,014	$22,460	$25,806	25%	9%	$50,474	$47,842	6%
Other Revenue, net	504	299	27	69%	NM	803	544	48%

Net Revenues	28,518	22,759	25,833	25%	10%	51,277	48,386	6%

Expenses:
Employee Compensation and Benefits	14,724	12,635	13,412	17%	10%	27,359	26,884	2%
Non-compensation Costs	6,855	6,930	6,755	(1%)	1%	13,785	13,951	(1%)

Total Expenses	21,579	19,565	20,167	10%	7%	41,144	40,835	1%

Operating Income	$6,939	$3,194	$5,666	117%	22%	$10,133	$7,551	34%

Compensation Ratio	51.6%	55.5%	51.9%			53.4%	55.6%
Operating Margin	24.3%	14.0%	21.9%			19.8%	15.6%
Assets Under Management (in millions) (1)	$14,643	$13,880	$13,608	5%	8%	$14,643	$13,608	8%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the second quarter, Investment Management reported Net Revenues and Operating Income of $28.5 million and $6.9 million, respectively. Investment Management reported a second quarter Operating Margin of 24.3%. For the six months ended June 30, 2014, Investment Management reported Net Revenues and Operating Income of $51.3 million and $10.1 million, respectively. The year-to-date Operating Margin was 19.8%, compared to 15.6% last year.

As of June 30, 2014, Investment Management reported $14.6 billion of AUM, an increase of 5% from March 31, 2014.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,519	$7,167	$6,565	5%	15%	$14,686	$13,114	12%
Institutional Asset Management (1)	11,491	11,135	11,166	3%	3%	22,626	21,539	5%
Private Equity	2,024	2,025	3,733	—%	(46%)	4,049	5,924	(32%)

Total Investment Advisory and Management Fees	21,034	20,327	21,464	3%	(2%)	41,361	40,577	2%

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,732	1,643	1,544	5%	12%	3,375	3,349	1%
Private Equity	4,023	(61)	2,073	NM	94%	3,962	2,550	55%

Total Realized and Unrealized Gains	5,755	1,582	3,617	264%	59%	7,337	5,899	24%

Equity in Earnings of Affiliates (2)	1,225	551	725	122%	69%	1,776	1,366	30%

Investment Management Revenues	$28,014	$22,460	$25,806	25%	9%	$50,474	$47,842	6%

(1)	Management fees from Institutional Asset Management were $11.5 million, $11.1 million and $11.2 million for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, and $22.6 million and $21.6 million for the six months ended June 30, 2014 and 2013, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.0 million for the quarter ended June 30, 2014 decreased compared to the same period a year ago, driven primarily by lower fees in Private Equity, partially offset by higher fees in Wealth Management and Institutional Asset Management. Private Equity fees in the quarter ended June 30, 2013 included $1.4 million of catch-up management fees associated with the final closing of Evercore Mexico Capital Partners III.

Realized and Unrealized Gains of $5.8 million in the quarter increased relative to the prior year; the change relative to the prior period was driven principally by Private Equity gains which by their nature may fluctuate significantly in both timing and amount.

Equity in Earnings of Affiliates of $1.2 million in the quarter increased relative to the prior year and the prior quarter principally as a result of higher income earned in the second quarter of 2014 by ABS and G5 | Evercore.

Expenses

Investment Management’s second quarter expenses were $21.6 million, up 7% compared to the second quarter of 2013 and 10% compared to the previous quarter. Year-to-date Investment Management expenses were $41.1 million, up 1% from a year ago.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2014 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with the Lexicon acquisition, certain business acquisition-related charges and other professional fees. In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and six months ended June 30, 2013 and the three months ended March 31, 2014, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses primarily range from 61% to 80%. For the periods ended June 30, 2014, March 31, 2014 and June 30, 2013 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(dollars in thousands)
Segment
Investment Banking (1)	$(667)	$(864)	$189	$(1,531)	$584
Investment Management (1)	1,308	1,417	771	2,725	824

Total	$641	$553	$960	$1,194	$1,408

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, and allocations for discontinued operations, which we excluded from the Adjusted Pro Forma results.

We increased our ownership of the Wealth Management business from 51% to 61.5% in the second quarter of 2014.

Income Taxes

For the three and six months ended June 30, 2014, Evercore’s Adjusted Pro Forma effective tax rate was 36.5% and 36.7%, respectively, compared to 38.0% for the three and six months ended June 30, 2013.

For the three and six months ended June 30, 2014, Evercore’s U.S. GAAP effective tax rate was approximately 34.1% and 34.8%, respectively, compared to 43.7% and 44.2% for the three and six months ended June 30, 2013. The effective tax rate for U.S. GAAP purposes for 2014 reflects significant adjustments relating to the tax treatment of non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments. In addition, for 2013, the effective tax rate for U.S. GAAP reflects the tax treatment of compensation transactions related to the vesting of Evercore LP Units, which were fully vested as of December 31, 2013.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $229.4 million at June 30, 2014. Current assets exceed current liabilities by $259.0 million at June 30, 2014. Amounts due related to the Long-Term Notes Payable were $104.2 million at June 30, 2014.

Capital Transactions

On July 21, 2014, the Board of Directors of Evercore declared a quarterly dividend of $0.25 per share to be paid on September 12, 2014 to common stockholders of record on August 29, 2014.

During the three months ended June 30, 2014 the Company repurchased approximately 572,000 shares at an average cost per share of $54.33, and a total of 1,722,000 shares in the first half of 2014 at an average price of $54.00.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 23, 2014, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 75970385. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 75970385. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 21 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Investment Banking Revenue	$192,251	$183,454	$320,755	$314,837
Investment Management Revenue	26,801	25,089	48,716	46,526
Other Revenue	2,622	1,428	4,691	4,532

Total Revenues	221,674	209,971	374,162	365,895
Interest Expense (1)	3,978	3,174	7,353	6,467

Net Revenues	217,696	206,797	366,809	359,428

Expenses
Employee Compensation and Benefits	129,346	131,377	220,738	233,386
Occupancy and Equipment Rental	10,138	8,178	19,622	16,915
Professional Fees	11,988	9,288	20,499	17,133
Travel and Related Expenses	10,098	8,272	17,482	15,450
Communications and Information Services	3,922	3,363	7,295	6,782
Depreciation and Amortization	3,537	3,591	7,358	7,148
Acquisition and Transition Costs	1,016	—	1,116	58
Other Operating Expenses	4,616	4,547	8,950	8,125

Total Expenses	174,661	168,616	303,060	304,997

Income Before Income from Equity Method Investments and Income Taxes	43,035	38,181	63,749	54,431
Income from Equity Method Investments	2,038	1,015	2,279	1,771

Income Before Income Taxes	45,073	39,196	66,028	56,202
Provision for Income Taxes	15,387	17,130	22,950	24,865

Net Income from Continuing Operations	29,686	22,066	43,078	31,337

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(119)	—	(1,425)
Provision (Benefit) for Income Taxes	—	(64)	—	(477)

Net Income (Loss) from Discontinued Operations	—	(55)	—	(948)

Net Income	29,686	22,011	43,078	30,389
Net Income Attributable to Noncontrolling Interest	5,421	5,585	8,245	7,994

Net Income Attributable to Evercore Partners Inc.	$24,265	$16,426	$34,833	$22,395

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders
From Continuing Operations	$24,265	$16,437	$34,833	$22,894
From Discontinued Operations	—	(32)	—	(541)

Net Income Attributable to Evercore Partners Inc.	$24,265	$16,405	$34,833	$22,353

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	35,744	31,811	35,208	31,836
Diluted	41,860	37,501	41,781	37,738
Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.68	$0.52	$0.99	$0.72
From Discontinued Operations	—	—	—	(0.02)

Net Income Attributable to Evercore Partners Inc.	$0.68	$0.52	$0.99	$0.70

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.58	$0.44	$0.83	$0.61
From Discontinued Operations	—	—	—	(0.02)

Net Income Attributable to Evercore Partners Inc.	$0.58	$0.44	$0.83	$0.59

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which primarily vested over a five-year period ending December 31, 2013. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the acquisition of SFS.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share based awards, which will be settled in Class A Shares and which reflect required adjustments for changes in the Company’s share price due to changes in employment status, is excluded from Adjusted Pro Forma results.

5.

Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

8.	Presentation of Income (Loss) from Equity Method Investment in Pan. The Adjusted Pro Forma results from continuing operations exclude the income (loss) from our equity method investment in Pan. The Company’s Management believes this to be a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Revenues - U.S. GAAP (a)	$217,696	$149,113	$206,797	$366,809	$359,428
Client Related Expenses (1)	(4,489)	(2,533)	(3,719)	(7,022)	(6,233)
Income from Equity Method Investments (2)	2,038	241	1,015	2,279	1,771
Interest Expense on Long-term Debt (3)	2,037	2,137	2,019	4,174	4,026
Equity Method Investment in Pan (4)	—	—	—	—	55

Net Revenues - Adjusted Pro Forma (a)	$217,282	$148,958	$206,112	$366,240	$359,047

Compensation Expense - U.S. GAAP (a)	$129,346	$91,392	$131,377	$220,738	$233,386
Amortization of LP Units and Certain Other Awards (6)	—	—	(4,814)	—	(10,391)
Acquisition Related Compensation Charges (7)	(2,565)	(3,214)	(5,156)	(5,779)	(10,102)

Compensation Expense - Adjusted Pro Forma (a)	$126,781	$88,178	$121,407	$214,959	$212,893

Operating Income - U.S. GAAP (a)	$43,035	$20,714	$38,181	$63,749	$54,431
Income from Equity Method Investments (2)	2,038	241	1,015	2,279	1,771

Pre-Tax Income - U.S. GAAP (a)	45,073	20,955	39,196	66,028	56,202
Equity Method Investment in Pan (4)	—	—	—	—	55
Amortization of LP Units and Certain Other Awards (6)	—	—	4,814	—	10,391
Acquisition Related Compensation Charges (7)	2,565	3,214	5,156	5,779	10,102
Intangible Asset Amortization (8a)	82	82	82	164	164
Professional Fees (8b)	1,672	—	—	1,672	—

Pre-Tax Income - Adjusted Pro Forma (a)	49,392	24,251	49,248	73,643	76,914
Interest Expense on Long-term Debt (3)	2,037	2,137	2,019	4,174	4,026

Operating Income - Adjusted Pro Forma (a)	$51,429	$26,388	$51,267	$77,817	$80,940

Provision for Income Taxes - U.S. GAAP (a)	$15,387	$7,563	$17,130	$22,950	$24,865
Income Taxes (9)	2,641	1,409	1,585	4,050	4,363

Provision for Income Taxes - Adjusted Pro Forma (a)	$18,028	$8,972	$18,715	$27,000	$29,228

Net Income from Continuing Operations- U.S. GAAP (a)	$29,686	$13,392	$22,066	$43,078	$31,337
Net Income Attributable to Noncontrolling Interest (a)	(5,421)	(2,824)	(5,608)	(8,245)	(8,401)
Equity Method Investment in Pan (4)	—	—	—	—	55
Amortization of LP Units and Certain Other Awards (6)	—	—	4,814	—	10,391
Acquisition Related Compensation Charges (7)	2,565	3,214	5,156	5,779	10,102
Intangible Asset Amortization (8a)	82	82	82	164	164
Professional Fees (8b)	1,672	—	—	1,672	—
Adjustment to Tax Receivable Agreement Liability / Income Taxes (9)	(2,641)	(1,409)	(1,585)	(4,050)	(4,363)
Noncontrolling Interest (10)	4,780	2,271	4,648	7,051	6,993

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$30,723	$14,726	$29,573	$45,449	$46,278

Diluted Shares Outstanding - U.S. GAAP	41,860	41,698	37,501	41,781	37,738
Vested Partnership Units (11a)	4,719	5,085	5,829	4,901	5,925
Unvested Partnership Units (11a)	—	—	1,441	—	1,441
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	299	363	626	332	669

Diluted Shares Outstanding - Adjusted Pro Forma	46,890	47,158	45,409	47,026	45,785

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations- U.S. GAAP (c)	$0.58	$0.25	$0.44	$0.83	$0.61
Diluted Earnings Per Share from Continuing Operations- Adjusted Pro Forma (c)	$0.66	$0.31	$0.65	$0.97	$1.01

Compensation Ratio - U.S. GAAP	59.4%	61.3%	63.5%	60.2%	64.9%
Compensation Ratio - Adjusted Pro Forma	58.3%	59.2%	58.9%	58.7%	59.3%

Operating Margin - U.S. GAAP	19.8%	13.9%	18.5%	17.4%	15.1%
Operating Margin - Adjusted Pro Forma	23.7%	17.7%	24.9%	21.2%	22.5%

Effective Tax Rate - U.S. GAAP	34.1%	36.1%	43.7%	34.8%	44.2%
Effective Tax Rate - Adjusted Pro Forma	36.5%	37.0%	38.0%	36.7%	38.0%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 and $42 of accretion for the three and six months ended June 30, 2013, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net Revenues - U.S. GAAP	$772,809	$761,910	$726,506
Client Related Expenses (1)	(16,088)	(15,318)	(17,780)
Income from Equity Method Investments (2)	8,834	7,811	3,519
Interest Expense on Long-term Debt (3)	8,236	8,218	8,023
Equity Method Investment in Pan (4)	—	—	177
General Partnership Investments (5)	385	385	—
Adjustment to Tax Receivable Agreement Liability (9)	(6,905)	(6,905)	—

Net Revenues - Adjusted Pro Forma	$767,271	$756,101	$720,445

Compensation Expense - U.S. GAAP	$473,146	$475,177	$468,784
Amortization of LP Units and Certain Other Awards (6)	(9,635)	(14,449)	(21,310)
Acquisition Related Compensation Charges (7)	(11,600)	(14,191)	(22,268)

Compensation Expense - Adjusted Pro Forma	$451,911	$446,537	$425,206

Compensation Ratio - U.S. GAAP (a)	61.2%	62.4%	64.5%
Compensation Ratio - Adjusted Pro Forma (a)	58.9%	59.1%	59.0%

	Investment Banking
	Twelve Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Net Revenues - U.S. GAAP	$675,758	$667,040	$642,471
Client Related Expenses (1)	(16,048)	(15,282)	(17,435)
Income from Equity Method Investments (2)	2,949	2,426	1,123
Interest Expense on Long-term Debt (3)	4,493	4,483	4,350
Adjustment to Tax Receivable Agreement Liability (9)	(5,524)	(5,524)	—

Net Revenues - Adjusted Pro Forma	$661,628	$653,143	$630,509

Compensation Expense - U.S. GAAP	$418,573	$421,402	$414,687
Amortization of LP Units and Certain Other Awards (6)	(8,608)	(12,908)	(18,878)
Acquisition Related Compensation Charges (7)	(11,600)	(14,191)	(22,268)

Compensation Expense - Adjusted Pro Forma	$398,365	$394,303	$373,541

Compensation Ratio - U.S. GAAP (a)	61.9%	63.2%	64.5%
Compensation Ratio - Adjusted Pro Forma (a)	60.2%	60.4%	59.2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$192,251	$(3,664)	(1	)(2)	$188,587	$320,755	$(6,501)	(1	)(2)	$314,254
Other Revenue, net	(928)	1,105	(3)		177	(1,581)	2,290	(3)		709

Net Revenues	191,323	(2,559)			188,764	319,174	(4,211)			314,963

Expenses:
Employee Compensation and Benefits	114,622	(2,565)	(7)		112,057	193,379	(5,779)	(7)		187,600
Non-compensation Costs	38,366	(6,149)	(8)		32,217	68,355	(8,676)	(8)		59,679

Total Expenses	152,988	(8,714)			144,274	261,734	(14,455)			247,279

Operating Income (a)	$38,335	$6,155			$44,490	$57,440	$10,244			$67,684

Compensation Ratio (b)	59.9%				59.4%	60.6%				59.6%
Operating Margin (b)	20.0%				23.6%	18.0%				21.5%

	Investment Management Segment
	Three Months Ended June 30, 2014					Six Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$26,801	$1,213	(1	)(2)	$28,014	$48,716	$1,758	(1	)(2)	$50,474
Other Revenue, net	(428)	932	(3)		504	(1,081)	1,884	(3)		803

Net Revenues	26,373	2,145			28,518	47,635	3,642			51,277

Expenses:
Employee Compensation and Benefits	14,724	—			14,724	27,359	—			27,359
Non-compensation Costs	6,949	(94)	(8)		6,855	13,967	(182)	(8)		13,785

Total Expenses	21,673	(94)			21,579	41,326	(182)			41,144

Operating Income (a)	$4,700	$2,239			$6,939	$6,309	$3,824			$10,133

Compensation Ratio (b)	55.8%				51.6%	57.4%				53.4%
Operating Margin (b)	17.8%				24.3%	13.2%				19.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$128,504	$(2,837)	(1	)(2)	$125,667
Other Revenue, net	(653)	1,185	(3)		532

Net Revenues	127,851	(1,652)			126,199

Expenses:
Employee Compensation and Benefits	78,757	(3,214)	(7)		75,543
Non-compensation Costs	29,989	(2,527)	(8)		27,462

Total Expenses	108,746	(5,741)			103,005

Operating Income (a)	$19,105	$4,089			$23,194

Compensation Ratio (b)	61.6%				59.9%
Operating Margin (b)	14.9%				18.4%

	Investment Management Segment
	Three Months Ended March 31, 2014
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,915	$545	(1	)(2)	$22,460
Other Revenue, net	(653)	952	(3)		299

Net Revenues	21,262	1,497			22,759

Expenses:
Employee Compensation and Benefits	12,635	—			12,635
Non-compensation Costs	7,018	(88)	(8)		6,930

Total Expenses	19,653	(88)			19,565

Operating Income (a)	$1,609	$1,585			$3,194

Compensation Ratio (b)	59.4%				55.5%
Operating Margin (b)	7.6%				14.0%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2013					Six Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$183,454	$(3,421)	(1	)(2)	$180,033	$314,837	$(5,723)	(1	)(2)	$309,114
Other Revenue, net	(849)	1,095	(3)		246	(636)	2,183	(3)		1,547

Net Revenues	182,605	(2,326)			180,279	314,201	(3,540)			310,661

Expenses:
Employee Compensation and Benefits	117,451	(9,456)	(6	)(7)	107,995	205,320	(19,311)	(6	)(7)	186,009
Non-compensation Costs	30,394	(3,711)	(6	)(8)	26,683	57,446	(6,183)	(6	)(8)	51,263

Total Expenses	147,845	(13,167)			134,678	262,766	(25,494)			237,272

Operating Income (a)	$34,760	$10,841			$45,601	$51,435	$21,954			$73,389

Compensation Ratio (b)	64.3%				59.9%	65.3%				59.9%
Operating Margin (b)	19.0%				25.3%	16.4%				23.6%

	Investment Management Segment
	Three Months Ended June 30, 2013					Six Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments			Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,089	$717	(1	)(2)	$25,806	$46,526	$1,316	(1	)(2)(4)	$47,842
Other Revenue, net	(897)	924	(3)		27	(1,299)	1,843	(3)		544

Net Revenues	24,192	1,641			25,833	45,227	3,159			48,386

Expenses:
Employee Compensation and Benefits	13,926	(514)	(6)		13,412	28,066	(1,182)	(6)		26,884
Non-compensation Costs	6,845	(90)	(8)		6,755	14,165	(214)	(8)		13,951

Total Expenses	20,771	(604)			20,167	42,231	(1,396)			40,835

Operating Income (a)	$3,421	$2,245			$5,666	$2,996	$4,555			$7,551

Compensation Ratio (b)	57.6%				51.9%	62.1%				55.6%
Operating Margin (b)	14.1%				21.9%	6.6%				15.6%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	The Adjusted Pro Forma results from continuing operations exclude the Income (Loss) from our equity method investment in Pan.
(5)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(6)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vested over a five-year period ending December 31, 2013, are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended June 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$10,138	$—		$10,138	$8,437	$1,701
Professional Fees	11,988	(3,273)	(1)(8b)	8,715	6,981	1,734
Travel and Related Expenses	10,098	(2,736)	(1)	7,362	6,761	601
Communications and Information Services	3,922	(5)	(1)	3,917	3,389	528
Depreciation and Amortization	3,537	(82)	(8a)	3,455	1,960	1,495
Acquisition and Transition Costs	1,016	—		1,016	1,016	—
Other Operating Expenses	4,616	(147)	(1)	4,469	3,673	796

Total Non-compensation Costs from Continuing Operations	$45,315	$(6,243)		$39,072	$32,217	$6,855

	Three Months Ended March 31, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,484	$—		$9,484	$7,911	$1,573
Professional Fees	8,511	(754)	(1)	7,757	5,893	1,864
Travel and Related Expenses	7,384	(1,663)	(1)	5,721	5,111	610
Communications and Information Services	3,373	(5)	(1)	3,368	2,976	392
Depreciation and Amortization	3,821	(82)	(8a)	3,739	1,963	1,776
Acquisition and Transition Costs	100	—		100	100	—
Other Operating Expenses	4,334	(111)	(1)	4,223	3,508	715

Total Non-compensation Costs from Continuing Operations	$37,007	$(2,615)		$34,392	$27,462	$6,930

	Three Months Ended June 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,178	$—		$8,178	$6,636	$1,542
Professional Fees	9,288	(1,948)	(1)	7,340	5,738	1,602
Travel and Related Expenses	8,272	(1,596)	(1)	6,676	6,090	586
Communications and Information Services	3,363	(9)	(1)	3,354	2,930	424
Depreciation and Amortization	3,591	(82)	(8a)	3,509	1,712	1,797
Other Operating Expenses	4,547	(166)	(1)	4,381	3,577	804

Total Non-compensation Costs from Continuing Operations	$37,239	$(3,801)		$33,438	$26,683	$6,755

	Six Months Ended June 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$19,622	$—		$19,622	$16,348	$3,274
Professional Fees	20,499	(4,027)	(1)(8b)	16,472	12,874	3,598
Travel and Related Expenses	17,482	(4,399)	(1)	13,083	11,872	1,211
Communications and Information Services	7,295	(10)	(1)	7,285	6,365	920
Depreciation and Amortization	7,358	(164)	(8a)	7,194	3,923	3,271
Acquisition and Transition Costs	1,116	—		1,116	1,116	—
Other Operating Expenses	8,950	(258)	(1)	8,692	7,181	1,511

Total Non-compensation Costs from Continuing Operations	$82,322	$(8,858)		$73,464	$59,679	$13,785

	Six Months Ended June 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$16,915	$—		$16,915	$13,724	$3,191
Professional Fees	17,133	(2,517)	(1)	14,616	11,116	3,500
Travel and Related Expenses	15,450	(3,299)	(1)	12,151	10,989	1,162
Communications and Information Services	6,782	(8)	(1)	6,774	5,802	972
Depreciation and Amortization	7,148	(164)	(8a)	6,984	3,398	3,586
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	8,125	(409)	(1)	7,716	6,234	1,482

Total Non-compensation Costs from Continuing Operations	$71,611	$(6,397)		$65,214	$51,263	$13,951

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the SFS acquisition.

(8b)	The expense associated with share based awards, which will be settled in Class A Shares and which reflect required adjustments for changes in the Company’s share price due to changes in employment status, is excluded from Adjusted Pro Forma results.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive.
(11b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.